UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011 (November 14, 2011)

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 14, 2011, Rentech, Inc. (“Rentech”) notified Knight Capital Americas, L.P. (“Knight”) that it has terminated that certain Amended and Restated Distribution Agreement dated as of February 9, 2011 by and between Rentech and Knight (the “Equity Distribution Agreement”) effective November 15, 2011. The Equity Distribution Agreement was terminable at will upon prior written notification by Rentech with no penalty. The Equity Distribution Agreement established an at-the-market equity distribution program through which the Company had the right to sell, from time to time, subject to certain restrictions, shares of its common stock having an aggregate offering price of up to $43.7 million.

Further details regarding the now cancelled Equity Distribution Agreement are included in Rentech’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 filed with the Securities and Exchange Commission on February 9, 2011, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: November 15, 2011

By: /s/ Colin M. Morris

Colin M. Morris
Senior Vice President, General Counsel and Secretary